Exhibit 10.23

Office & Storage
COMMERCIAL LEASE
1.	PARTIES: PSC Management Limited Partnership, a Texas limited partnership ( “Landlord”) agrees to lease to Perot Services Company, LLC, a Texas limited liability company (“Tenant”) the property described in Section 2 below.

2.	PREMISES AND PROPERTY: The “Premises” are (a) that certain 24,970 square feet of the 3rd Floor of the H&J Building (the “Building”) more particularly identified on the attached Exhibit B (the “Office Space”) and (b) that certain 754 square feet in Rooms L120I-1, L1201-2 and Ml 108, as more particularly identified on the attached Exhibit C (the“Storage Space”), both located on a portion of the property described as Lot 1 Block A, Atlantic Richfield Subdivision and located at 2300 West Plano Parkway, City of Plano, in Collin County, Texas (the “Project”), such portion being more particularly described on the attached Exhibit A. together with any improvements, furniture, fixtures, telephone equipment and any other property located thereon. All property leased by this Lease is hereinafter referred to as the “Property ”. The “Agreed Rentable Area of the Project” shall mean 729,107 square feet. The “Agreed Rental Area of the Office Space” shall mean 22,186 square feet. Landlord and Tenant agree that so long has H. Ross Perot, Sr. (“HRP”) is a member of the board of directors of Landlord, no Rent (hereinafter defined) shall be payable by Tenant with respect to the 2,784 rentable square feet of the Office Space used as HRP’s office. If and when HRP is no longer a member of the board of directors of Landlord, the Agreed Rentable Area of the Office Space shall automatically increase to 24,970 square feet. Tenant may expand the Office Space leased hereby to include the portion of the Project more particularly described on the attached Exhibit E, together with any improvements, furniture, fixtures, telephone equipment and any other property located thereon, at the same rental rate per square foot, by giving Landlord at least 90 days prior written notice of such expansion.

3.	AMENITIES: Tenant shall be entitled to (i) the use of one reserved, secured parking space and 54 reserved parking spaces located at the Project at locations identified on the attached Exhibit D; (ii) use of all facilities at the Project (including without limitation, lobbies, pedestrian ways, public corridors, the cafeteria, fitness center, jogging track and other common areas) on the same basis as employees of Perot Systems Corporation (“PSC”): and (iii) use of the board room and theater at the Project, subject to coordinating scheduling with PSC (it being agreed that PSC shall have first rights with respect to the board room and theater).

4.	TERM: This Lease is effective on the date hereof. However, the term of this Lease begins on October 1, 2007 (the “Commencement Date”) and ends on September 30, 2015 (subject to earlier termination as hereinafter provided). Tenant shall use the Office Space only for general office purposes and the Storage Space for storage purposes only. So long as Tenant is not then in default hereunder, Tenant may terminate this Lease for any reason upon 120 days’ prior written notice from Tenant to Landlord. Either party may terminate this Lease as to the Storage Space early by delivering 30 days’ prior written notice to the other party. At such time as this Lease terminates as to the Storage Space, the Storage Space shall automatically be deleted from the definition of the “Premises” and the Rent shall automatically be reduced by the amount of the Storage Rent.

5.	RENTAL: During the term of this Lease, and beginning on the Commencement Date, Tenant agrees to pay Landlord, without offset or demand, at such place as Landlord shall designate, a monthly amount equal to $40,927.48 (the “Rent”), which is the total of (a) a monthly “Basic Rent” (herein so called) of $30,505.75, which is a rate of $16.50 per square foot of the Agreed Rentable Area of the Office Space, (b) a monthly Electrical Expense (hereinafter defined of $5,916.27, which is a rate of $3.20 per square foot of the Agreed Rentable Area of the Office Space, (c) a monthly Network/Telecommunications Support Services Expense (hereinafter defined of $4,159.88, which is a rate of $2.25 per square foot of the Agreed Rentable Area of the Office Space, and (d) a monthly “Storage Rent” (herein so called) of $345.58. For the purposes of this Lease, “Electrical Expense” shall mean the charges for electrical current supplied to the Office Space. Additionally, “Network/Telecommunications Support Services Expenses” shall mean the charges for telecommunications services and local network services supplied to the Office Space by Landlord in accordance with Section 19 below. If the number of square feet of rentable area in the Office Space increases in accordance with Section 2 above, the Basic Rent, the Electrical Expense and the Network/Telecommunications Support Services Expense shall be increased accordingly. Landlord and Tenant agree that the Electrical Expense rate (x) shall be $3.20 per square foot as set forth above for the first five years of the term of this Lease and (y) shall be reviewed at the end of the fifth year of this Lease and adjusted to the then current market rate for the final three years of the term of this Lease. Landlord and Tenant also agree that such adjusted Electrical Expense rate shall be based on Landlord’s utility contract agreements for the Project. At such time as the Electrical Expenses rate is adjusted, the amount of Rent shall be adjusted accordingly. Landlord and Tenant shall enter into an amendment to this Lease setting forth such adjusted Electrical Expense rate and adjusted Rent.
6.	BROKER’S COMMISSION: Landlord shall pay to Cushman & Wakefield of Texas, Inc. a fee per separate agreement for services relating to this Commercial Lease.

7.	SECURITY DEPOSIT: None.

8.	ALTERATIONS/REPAIRS: Tenant hereby accepts delivery of the Premises in its current AS-IS condition, WITH ALL FAULTS. Tenant acknowledges that Tenant has inspected the Premises and Tenant hereby accepts the Premises (including the suitability of the Premises for the permitted use) for all purposes. Tenant hereby acknowledges and agrees that Landlord shall not be required to make any modifications or alterations to the Premises, provided that the foregoing shall not relieve Landlord from any of its express repair obligations under this Lease. At its expense, Landlord agrees to maintain and, upon receipt of written notice from Tenant requesting repairs, to promptly repair the roof, foundation, HVAC, life safety, sprinkler, elevators, electrical, gas, plumbing and other mechanical systems of the Building, exterior walls, including all windows and doors, and the interior of the Premises, including all fixtures, walls, ceilings, floors, appliances and equipment that are part of the Premises. At its expense, Tenant shall repair or replace any damage or injury done to the Premises or any other part of the Project caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors, and upon the termination of this Lease deliver the Property in good repair and condition, reasonable wear and tear and damage by fire only excepted. Tenant shall not make any material alterations, additions or improvements to the Property without the written permission of Landlord. All such additions and fixtures (except trade fixtures) shall remain and become the property of Landlord, unless Landlord requests their removal, in which event Tenant shall remove same and restore the Property to its original condition at Tenant’s expense. Tenant shall keep the Property in a neat and clean condition.

9.	FIRE: In the event the Property, or a portion thereof, shall be damaged by fire, or other casualty insurable under standard fire and extended coverage insurance, and neither Landlord nor Tenant elects to terminate this Lease as provided below, Landlord shall proceed to rebuild and repair at its expense. If the Property shall (a) be substantially damaged by a casualty not covered by Landlord’s insurance, (b) be rendered untenantable in excess of five percent of the floor area by a casualty covered by Landlord’s insurance or (c) suffer damage to the extent that the remaining term of this Lease is not sufficient to amortize the cost of reconstruction, then Landlord or Tenant may elect to terminate this Lease by giving written notice to the other within 15 days of the date of such casualty. Tenant shall not permit the Property to be occupied for any purpose deemed illegal, disreputable or extra hazardous on account of fire, nor permit any actions that will increase the fire insurance rate on the Property. Tenant shall not bring or store hazardous substances on the Property.

10.	EMINENT DOMAIN: If any of the parking spaces leased hereby or more than one percent of the floor area of the Property, or such portion thereof as will make any portion of the Property unusable for the purposes herein leased, shall be taken by law, ordinance or regulation for public use, this Lease, at the option of either Landlord or Tenant, shall terminate effective the date possession is taken by the condemning authority, and rental prorated. All compensation awarded for taking of the Property shall belong to Landlord. Any award to Tenant for loss of business or personal property shall belong to Tenant. Neither party shall have any right to any award to the other by any condemning authority.

11.	ASSIGNMENT: Tenant shall not assign, sublet, mortgage or pledge this Lease, nor permit the whole or any part of the Property to be occupied by others without the written consent of Landlord; provided, however, Tenant, without Landlord’s consent, may sublet all or part of the Property to entities directly or indirectly controlled by HRP or members of his family, subject to the terms and conditions of this Lease.

12.	LAWS/USE: Tenant agrees, at Tenant’s expense, to comply with all governmental laws, rules and orders relating to Tenant’s use and occupancy of the Property. In no event shall Tenant allow operations at the Property to constitute a nuisance to the other tenants of the Project.

13.	INDEMNITY: Tenant agrees to keep the Property covered with Commercial General Liability Insurance in amounts, from underwriters and in a form reasonably acceptable to Landlord at the cost of Tenant and to indemnify Landlord and hold it harmless from any loss, expenses or claims arising out of the use of the Property by Tenant, its employees, invitees, agents or visitors or any other person whatsoever. Landlord shall not be liable for any injury or loss on or about the Property to Tenant, its agents, invitees, subtenants, licensees or concessionaires or any other person entering the Property. Landlord shall not be liable to Tenant for any injury to person or damage to property caused by defect or failure of equipment, pipes, wiring, broken glass, backing up of drains or by water, gas, electricity or oil leaking or by any portion of the Property becoming out of repair. Tenant shall keep all of its merchandise, fixtures, equipment, leasehold improvements and other personal property insured by fire and all risk replacement cost insurance. Tenant’s insurance shall be primary.

14.	ENTRY: Landlord or its representatives shall have the right to enter the Property during normal business hours upon 24 hour written notice to inspect, make repairs or alterations to adjacent property or show the Property to prospective purchasers, lessees or lenders. Landlord shall have the right to enter the Property at any time without notice if necessary to protect persons or property from immediate threat of injury or damage. Tenant shall not be entitled to abatement of the Rent by reason thereof.

15.	SIGNS: Except with the Landlord’s prior written permission, Tenant shall not place any signs or objects on the roof or any portion of the exterior of the Property; make any changes to or paint the exterior; install any exterior lighting, paintings, signs or displays; or place any sign or display on fences, sidewalks, parking lots or driveways of any type that may be viewed from the exterior of the Property. Use of the roof above the Property is reserved to Landlord.

16.	DEFAULT: The following events shall be deemed to be a default by Tenant: (i) failure to pay any installment of Rent and the continuation of such failure for at least ten days after written notice to Tenant or (ii) failure to comply with any provision of this Lease, other than the payment of Rent and the continuation of such failure for at least 15 days after written notice is sent to Tenant. Upon the occurrence of either of the above, Landlord may pursue any remedy available at law or in equity.

17.	LIENS: Landlord waives its statutory Landlord’s lien on the personal property of Tenant and HRP affixed to or used in or about the Premises, the Building and the Project.

18.	TAXES: Landlord is responsible for rendering and paying real estate taxes on the Property. Tenant is responsible for rendering and paying all personal property taxes on Tenant’s personal property, trade fixtures and inventory placed on the Property.

19.	UTILITIES/TELECOMMUNICATIONS/JANITORIAL SERVICES: Except as provided herein, Landlord agrees to provide without additional charge all utilities used on the Property (including light bulb replacement). Except for legal holidays, Landlord shall provide to the Premises heat and air conditioning on generally accepted business days from 7:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Landlord also agrees to provide janitorial services considered standard by Landlord to the Premises Monday through Friday. Tenant shall have the right to interview and approve personnel used by Landlord for janitorial services, such approval not to be unreasonably withheld. Landlord shall provide the following telecommunications services and local network support services to the Office Space, including (i) all moves, adds, changes and deletions for telephones, LAN cabling and unity voice messaging, (ii) software and firmware updates for telephones and IPT system, (iii) telco voice gateway support, and (iv) support and maintenance on the attendant console. The parties agree that the network/telecommunications support services provided by Landlord do not include local or long distance services and Tenant shall receive its own bills for any such local and long distance service.

20.	RISK OF LOSS: Tenant assumes all risk of loss to items that it places on the Property. Landlord bears no risk of loss for Tenant’s property.

21.	NOTICES: All notices required or permitted herein must be given in writing and may be delivered (a) in person, (b) by overnight delivery service, (c) by United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) by facsimile, with proof of transmission, to the addresses shown herein, or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile, upon receipt. This Lease contains the entire agreement between the parties hereto, and no agreements, inducements or promises, oral or otherwise, not a part of this agreement, shall be binding on the parties hereto.

22.	WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Property, or merchandise, fixtures, equipment.

leasehold improvements and other personal property within the Property, by reason of casualty loss, fire or the elements regardless of cause of origin, INCLUDING NEGLIGENCE OF LANDLORD OR TENANT AND THEIR AGENTS, OFFICERS AND EMPLOYEES, but only to the extent that such claims are covered by insurance or, by the terms of this Lease, are required to be insured. Because this section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise, each party agrees immediately to give to each insurance company which has issued to it policies of insurance coverage relating to the Property, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this section. THIS SECTION RELEASES A PARTY FOR ITS OWN NEGLIGENCE.
EXECUTED in multiple originals this the _______ day of _______, 2007.

Landlord:
PSC Management Limited Partnership,
a Texas limited partnership

By:	PSC GP Corporation, a Delaware Corporation, its general partner

By:	/s/ Darcy Anderson

Name:	Darcy Anderson

Title:	Vice President

Date:

Tenant:
Perot Services Company, LLC, a Texas limited liability company

By:	/s/ J. Y. Robb III

Name:	J. Y. Robb III

Title:	CEO

Date:	9/25/07

Address:	2300 West Plano Parkway Plano, Texas 75075 Attn: Director of Facilities Fax: 972-577-3070

Copy to:	2300 West Plano Parkway Plano, Texas 75075 Attn: General Counsel Fax: 972-577-6085

Address:	2300 West Plano Parkway Plano, Texas 75075 Attn. J. Y. Robb III Fax: (972) 535-1930

Exhibit A
Project Legal Description
          Being all of Lot 1, Block A, Atlantic Richfield Subdivision, an addition to the City of Plano, Collin County, Texas, per Plat recorded in Cabinet G, Page 519, Plat Records of Collin County, Texas, save and except the R.O.W. to the State of Texas recorded in Volume 3127, Page 163, Deed Records of Collin County, Texas and the R.O.W. to the City of Plano recorded in Volume 3298, Page 599, Deed Records of Collin County. Texas.

Exhibit B
Floor Plan for the Office Space

Exhibit C
Storage Space Description

Building	Floor	Room	Room	Room
Code	Code	Code	Type	Area
L	1	L1201-1	STORAGE	310.3
L	1	L1201-2	STORAGE	266.3
M	1	M1108	COOLER	177.7

Overall Total				754.3
[See the hatched areas on the following two pages.]

perotsystems

Perot Group
576 SF

Plano Technology Center
Bldg L 1st Floor -

L1

perotsystems

Perot Group
177 SF

Plano Technology Center
Bldg M Floor Plan

M